UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2019

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)) Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.02 Unregistered Sales of Equity Securities.

            Under the terms of the JVA (as defined in Item 8.01 below), Orgenesis Inc. (the “Company) has agreed to issue 375,000 shares of its common stock, par value $0.0001 per share (“Common Stock”) to First Choice International Company, Inc. (“First Choice”) upon execution of the JVA by the Company and First Choice and, upon the six (6) month anniversary of the JVA, the Company will issue an additional 150,000 shares of Common Stock to First Choice.

Item 8.01 Other Events.

            On March 12, 2019, the Company and First Choice entered into a Joint Venture Agreement (the “JVA”) pursuant to which First Choice will collaborate with the Company to further the clinical development and commercialization of the Company’s cell regeneration and gene therapeutic products in Panama and Latin America countries (the “Territory”) and the Company will collaborate with First Choice to further the clinical development and commercialization of products to be introduced by First Choice, which will be offered for sale by the Company globally outside of the Territory. The parties intend to pursue the joint venture through a newly established company (hereinafter the “JV Company”) which the Company by itself, or together with a designee, will hold a 50% participating interest therein, with the remaining 50% participating interest being held by First Choice by itself, or together with a designee.

            Pursuant to the terms of the JVA, the JV Company will initially be owned 100% by First Choice and, until such JV Company is established, all activities in the Territory will be carried out through First Choice. Upon the Company’s request, First Choice will transfer all activities, and results, data, information, material, IP, know-how, contracts, licenses, authorizations, permissions, grants, obligations and assets related to such activities to the JV Company. In addition, each party shall be required to exert best commercial efforts to carry out, in a timely and professional manner, its respective obligations according to a detailed work plan to be agreed upon by First Choice and Company within no later than sixty (60) days following the execution of the JVA.

            Pursuant to the terms of the JVA, the Company and First Choice each undertook to remit, within three years of the execution of the JVA, $5 million to the JV Company. Funding may be provided in part in the form of convertible loans, in-kind contributions, including intellectual property, and services related to the advancements of the joint venture. In order to compensate First Choice for the work that it has completed in advancement of the joint venture to date, upon execution of the JVA by the Company and First Choice, the Company agreed to immediately and irrevocably (i) wire $50,000 of $100,000 (the “Cash Fee”) to First Choice and (ii) issue to First Choice 375,000 shares of Common Stock. The Company also agreed to immediately and irrevocably wire the $50,000 balance of the Cash Fee to First Choice thirty (30) days following execution of the JVA by the Company and First Choice. Upon the six (6) month anniversary of the JVA, the Company agreed to issue to First Choice an additional 150,000 shares of Common Stock, which will have no impact on the relative participating interests of the Company and First Choice and are further negotiated consideration for First Choice entering into the JVA.

            Additionally, the parties agreed to establish a steering committee for the management of the JV Company comprised of five members, two of which are to be designated by each of the Company and First Choice and the fifth to be an independent third party industry expert acceptable to each of the Company and First Choice.

            The JVA provides that, so long as the Common Stock of the Company continues to be quoted on a U.S. national securities exchange, the Company can require First Choice to sell to the Company its participating (including equity) interest in the JV Company in consideration for the issuance of the Company’s common stock based on the then valuation of the JV Company.

            This Current Report on Form 8-K contains forward-looking statements relating to the parties’ collaboration plans. Undue reliance should not be placed on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: March 18, 2019	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary